As filed with the Securities and Exchange Commission on June 24, 2009
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FLAGSTAR BANCORP, INC.
(Exact name of registrants as specified in its charter)

Michigan	38-3150651

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5151 Corporate Drive
Troy, Michigan 48098-2639
(248) 312-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
MARK T. HAMMOND
Vice Chairman of the Board, President and Chief Executive Officer
Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, Michigan 48098-2639
(248) 312-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
JEREMY T. JOHNSON, ESQ.
Kutak Rock LLP
1101 Connecticut Avenue, NW, Suite 1000
Washington, DC 20036
(202) 828-2400
Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
Title of each class	Amount	maximum	Proposed maximum	Amount of
of securities to	to be	offering price	aggregate offering	registration
be registered	registered(1)(2)	per share(2)	price(2) (3)(4)	fee(2)(5)
Preferred Stock
Common Stock
TOTAL:	$167,000,000		$167,000,000	$9,319

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover or to proportionally reduce, as applicable, an indeterminate number of shares of common stock of the Registrant issuable in the event the number of shares of the Registrant is increased, or reduced, as applicable, by reason of any stock split, reverse stock split, stock dividend or other similar transaction.

(2)	Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 457(o) promulgated thereunder.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

(4)	The aggregate maximum public offering price of all offered securities issued pursuant to this registration statement will not exceed $167,000,000.

(5)	Registration fee calculations are made pursuant to Rule 457(o) promulgated under the Securities Act and are based on the filing fee of $55.80 per $1,000,000 of securities registered.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated June 24, 2009
Prospectus
Preferred Stock
Common Stock

     By this prospectus, we may offer to sell, from time to time, our preferred stock and common stock in an amount that, in the aggregate, will not exceed $167,000,000. The preferred stock of which may be convertible into or exercisable or exchangeable for common or preferred stock of ours. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “FBC.”
     This prospectus describes some of the general terms that may apply to these securities. This prospectus may not be used to sell any offered securities unless it is accompanied by a prospectus supplement that describes the specific terms of any securities to be offered and the offering. You should read this prospectus and any prospectus supplement carefully before you decide to invest.
     Investing in our securities involves a high degree of risk. Before buying our securities, you should refer to the risk factors included on page 4, in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission.
     The securities being offered are not savings accounts, deposits or obligations of any bank and are not insured by any insurance fund of the Federal Deposit Insurance Corporation or any other governmental organization.
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                      __, 2009.

i

ABOUT THIS PROSPECTUS
     We filed the registration statement using a “shelf” registration process. Under this process, we may, from time to time, offer any combination of the offered securities described in this prospectus in one or more offerings up to a total dollar amount of $167,000,000. The price to be paid for our offered securities will be determined at the time of the sale. Each time that we offer our securities, we will provide a supplement to this prospectus detailing specific information about each proposed sale. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement you should rely on the information in that prospectus supplement.
     This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (“SEC”). This prospectus is only a part of that registration statement, and does contain all of the information that is included in the registration statement, several sections of which are not included at all in this prospectus. The statements contained in this prospectus and any applicable prospectus supplement, including statements as to the contents of any contract or other document, are not necessarily complete. You should refer to the registration statement and to an actual copy of the contract or document filed as an exhibit to the registration statement for more complete information. The registration statement may be obtained from the SEC through one of the methods described in “WHERE YOU CAN FIND ADDITIONAL INFORMATION.”
     You should only rely on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of the date on the front cover of the document and that any information incorporated by reference is accurate as of the date of the document incorporated by reference. Our business, financial condition, results of operations, and prospects may have changed since that date.
     In this prospectus, unless the context requires otherwise or unless as otherwise expressly stated, references to “we,” “our,” “us,” “the Company,” and “Flagstar” refer collectively to Flagstar Bancorp, Inc. and its subsidiaries.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in compliance with the Exchange Act, we file periodic reports and other information with the SEC. Our commission file number is 001-16577. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The SEC’s telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the SEC and are available at the SEC’s website, www.sec.gov.
     Our filings are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.
     We maintain a website at www.flagstar.com. The information contained in our website is not part of this prospectus and you should not rely on it in deciding whether to invest in our securities.

INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus some of the information we file with them. This means that we can disclose important business, risks, financial and other information in our SEC filings by referring you to the filed documents containing this information. All information incorporated by reference is part of this prospectus, unless that information is updated and superseded by the information contained in this prospectus or by any information filed subsequently that is incorporated by reference. Any information that we subsequently file with the SEC that is incorporated by reference will automatically supersede any prior information that is part of this prospectus. We incorporate by reference the documents listed below, as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the time that all of the securities offered by this prospectus are sold:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed March 13, 2009;

•	Current Reports on Form 8-K, filed February 2, 2009, February 19, 2009, February 27, 2009, May 29, 2009 and June 9, 2009;

•	Definitive Proxy Statement filed April 27, 2009; and

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed May 7, 2009.
     In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K or any Definitive Proxy Statement indicated above or from time to time be incorporated by reference into, or otherwise included in, this prospectus unless we expressly state otherwise in such documents.
     This prospectus is part of a registration statement on Form S-3 we have filed with the SEC relating to our securities registered under this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the SEC’s public reference rooms or at the SEC’s website, www.sec.gov.
     You may obtain a copy of these filings at no cost by writing to us at Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098, Attention: Paul D. Borja, CFO, or by oral request to Mr. Borja at (248) 312-2000. In order to obtain timely delivery, you must request the information no later than five business days prior to the date you decide to invest in our securities offered by this prospectus.
FORWARD-LOOKING STATEMENTS
     This prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In many but not all cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “projection,” “should,” “will” and “would” or the negative of these terms or other similar expressions. These forward-looking statements include statements regarding our assumptions, beliefs, expectations or intentions about the future, and are based on information available to us at this time. These statements are not statements of historical fact. We assume no obligation to update any of these statements and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Forward looking statements are estimates and projections reflecting our judgment and involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward looking statements.
     Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations or projections contained in the forward looking statements are: (1) our business has been and may continue to be adversely affected by conditions in the global financial markets and economic conditions generally; (2) general business, economic and political conditions may significantly affect our earnings; (3) we depend on our institutional counterparties to provide services that are critical to our business. If one or more of our institutional counterparties defaults on its obligations to us or becomes insolvent, it could have a material adverse effect on our earnings, liquidity, capital position and financial condition; (4) defaults by another larger financial institution could adversely affect financial markets generally; (5) if we cannot effectively manage the impact of the volatility of interest rates our earnings could be adversely affected; (6) the value of our mortgage servicing rights could decline with reduction in interest rates; (7) certain hedging strategies that we use to manage our investment in mortgage servicing rights may be ineffective to offset any adverse changes in the fair value of these assets due to changes in interest rates; (8) we use estimates in determining the fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; (9) changes in the fair value or ratings downgrades of our securities may reduce our stockholders’ equity, net earnings, or regulatory capital ratios; (10) current and further deterioration in the housing and commercial real estate markets may lead to increased loss severities and further increases in delinquencies and non-performing assets in our loan portfolios. Additionally, the performance of our standby and commercial letters of credit may be adversely affected as well. Consequently, our allowance for loan losses and guarantee liability may not be adequate to cover actual losses, and we may be required to materially increase our reserves; (11) our secondary market reserve for losses could be insufficient; (12) our home lending profitability could be significantly reduced if we are not able to resell mortgages; (13) our commercial real estate and commercial business loan portfolios carry heightened credit risk; (14) our ability to borrow funds, maintain or increase deposits or raise capital could be limited, which could adversely affect our liquidity and earnings; (15) our inability to realize our deferred tax assets may have a material adverse effect on our consolidated results of operations and our financial condition; (16) we may be required to raise capital at terms that are materially adverse to our stockholders; (17) our holding company is dependent on the Bank for funding of obligations and dividends; (18) future dividend payments and common stock repurchases are restricted by the terms of the Treasury’s equity investment in us; (19) we may not be able to replace key members of senior management or attract and retain qualified relationship managers in the future; (20) the network and computer systems on which we depend could fail or experience a security breach; (21) our business is highly regulated; (22) our business has volatile earnings because it operates based on a multi-year cycle; (23) our loans are geographically concentrated in only a few states; (24) we are subject to heightened regulatory scrutiny with respect to bank secrecy and anti-money laundering statutes and regulations; and (25) we are a controlled company that is exempt from certain NYSE corporate governance requirements. In addition, if one or more of our institutional counterparties defaults on its obligations to us or becomes insolvent, it could materially adversely affect our earnings, liquidity, capital position and financial condition.
     We believe these forward looking statements are reasonable; however, these statements are based on current expectations. Forward looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.
     In light of these risks, uncertainties and assumptions, the forward looking statements and events discussed in or incorporated by reference into this prospectus and any applicable prospectus supplement might not be achieved or occur as planned. We urge you to review and consider the factors described above, and those described under the heading “RISK FACTORS,” as well as those included in our reports and filings with the SEC, for information about risks and uncertainties that may affect our future results. All forward-looking statements we make after the date of this prospectus or any applicable prospectus supplement are also qualified by this cautionary statement and identified risks.

THE COMPANY
     We are a Michigan-based savings institution holding company founded in 1993. Our business is primarily conducted through our principal subsidiary, Flagstar Bank, FSB (the “Bank”), a federally chartered stock savings bank. At March 31, 2009, our total assets were $16.8 billion, making us the largest savings bank in the Midwest and one of the top 15 largest savings banks in the United States. Our principal executive offices are located at 5151 Corporate Drive, Troy, Michigan 48098, and our telephone number is (248) 312-2000. We are a controlled company because MP Thrift Investments L.P. (“MatlinPatterson”), an entity formed by MP Thrift Global Partners III LLC, an affiliate of MatlinPatterson Global Advisors LLC, own approximately 80.6% of our voting stock. Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “FBC.” Our website is www.flagstar.com, but the website is not incorporated by reference into or otherwise a part of this prospectus and you should not rely on it in deciding whether to invest in our securities.
     The Bank is a member of the Federal Home Loan Bank of Indianapolis (“FHLB”) and is subject to regulation, examination and supervision by the Office of Thrift Supervision (“OTS”) and the Federal Deposit Insurance Corporation (“FDIC”). The Bank’s deposits are insured by the FDIC through the Deposit Insurance Fund (“DIF”).
     Our business is comprised of two operating segments— banking and home lending. Our banking operation offers a line of consumer and commercial financial products and services to consumers and to small and middle market businesses through a network of banking centers (i.e., our bank branches) in Michigan, Indiana, and Georgia. Our home lending operation originates, acquires, sells and services mortgage loans on one-to-four family residences in the United States. Each operating segment supports and complements the operation of the other, with funding for the home lending operation primarily provided by deposits and borrowings obtained through the banking operation. At March 31, 2009, we operated 177 banking centers (of which 42 are located in retail stores such as Wal-Mart) located in Michigan, Indiana and Georgia. We also operated 61 home loan centers located in 18 states.
     Our earnings include net interest income from our retail banking activities, and non-interest income from sales of residential mortgage loans to the secondary market, the servicing of loans for others, the sale of servicing rights related to mortgage loans serviced and fee-based services provided to our customers. Approximately 99% of our total loan production during 2008 and the first quarter of 2009 represented mortgage loans and home equity lines of credit that were collateralized by first or second mortgages on single-family residences.
RISK FACTORS
     Investing in our preferred stock and common stock involves risk. You should carefully consider the risks discussed herein, as well as the risks discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in any other documents incorporated by reference in this prospectus, including without limitation any updated risk factors included in our subsequently filed quarterly reports on Form 10-Q and subsequently filed annual reports on Form 10-K, and any amendments to any of these documents. In addition, you should carefully consider all of the other information included in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and related notes, in evaluating an investment in our securities. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The applicable prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of security we are offering under that prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER
     The following is a brief description of the general terms and provisions of the securities that we may offer pursuant to this prospectus and a prospectus supplement. The terms of the securities offered will be described in a prospectus supplement. We also refer you to the more detailed provisions of, and the following description is qualified in its entirety by reference to, our articles of incorporation, as amended, our bylaws, as amended, and the applicable agreements pursuant to which securities may be issued and the forms of those securities, which are or will be incorporated by reference in the registration statement that we filed with the SEC.
Description of Preferred Stock
     Our authorized capital stock consists of 775,000,000 shares, including 25,000,000 shares of preferred stock, $.01 par value per share. As of the date of this prospectus, there were 266,657 shares of our preferred stock outstanding. The following is a description of the general terms that will apply to preferred stock that we may offer by this prospectus in the future. When we issue a particular series, we will describe the specific terms of the series of preferred stock in a prospectus supplement. The description of provisions of our preferred stock included in any prospectus supplement may not be complete and is qualified in its entirety by reference to the description in our articles of incorporation, as amended, and our certificate of designation, which will describe the terms of the offered preferred stock and be filed with the SEC at the time of sale of that preferred stock. At that time, you should read our articles of incorporation, as amended, and any certificate of designation relating to each particular series of preferred stock for provisions that may be important to you.
     Our board is authorized to adopt board resolutions from time to time to provide for the issuance of shares of preferred stock in one or more series and to fix and state the powers, designations preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to, determination of any of the following:
•	the designation for a series of preferred stock;

•	the number of shares included in the series of preferred stock;

•	the dividend rates, amounts and other rights relating to the dividends;

•	the voting rights;

•	the redemption provisions;

•	the relative ranking, preferences and rights upon liquidation, dissolution or winding up of us;

•	the terms of any sinking fund or retirement;

•	the terms of conversion or exchange;

•	the subscription or purchase price and form of consideration;

•	whether redeemed or converted shares shall have the status of authorized but unissued shares and whether such shares may be reissued as shares of the same or any other series of preferred stock; and

•	any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with our articles of incorporation, as amended.

Description of Common Stock
     General
     Our authorized capital stock consists of 775,000,000 shares, including 750,000,000 shares of common stock, $0.01 par value per share and 25,000,000 shares of preferred stock, $0.01 par value per share. As of June 23, 2009, there were 468,529,839 shares of our common stock issued and outstanding.
     Our common stock trades on the New York Stock Exchange under the trading symbol “FBC.” Our transfer agent is Registrar and Transfer Company, Cranford, New Jersey.
     Each share of our common stock is entitled to one vote on each matter submitted to a vote of the stockholders and is equal to each other share of our common stock with respect to voting, liquidation and dividend rights. Holders of our common stock have no conversion rights, and are not entitled to any preemptive or subscription rights. Holders of our common stock are not permitted to take any action by written consent. Our common stock is not subject to redemption or any further calls or assessments. Our common stock does not have cumulative voting rights in the election of directors. In addition to the board, the shareholders may also adopt, repeal, alter, amend or rescind our bylaws.
     Dividend Policies
     Holders of our common stock are entitled to receive the dividends, if any, as may be declared by our board of directors out of assets legally available therefor and to receive net assets in liquidation after payment of all amounts due to creditors and any liquidation preference due to preferred stockholders. We have declared dividends on our common stock on a quarterly basis in the past. However, in February 2008, our board of directors suspended the payment of dividends on our common stock. In addition, we currently are contractually restricted in the payment of dividends on our common stock. The amount of and nature of any dividends declared on our common stock in the future will be determined by our board of directors in their sole discretion and will be subject to contractual restrictions.
     Liquidation Rights
     In the event we liquidate, dissolve or wind up, each holder of our common stock would be entitled to receive a pro rata portion of all assets, after we pay or provide for payment of all our debts and liabilities. In addition, the holders of our preferred stock have a priority over the holders of our common stock in the distribution of our assets when we liquidate or dissolve.
     Nomination of Directors and Shareholder Proposals
     In addition to our board of directors, shareholders may nominate candidates for election to our board of directors. However, a shareholder must follow the advance notice procedures described in our articles of incorporation, as amended. Under our articles of incorporation, as amended, shareholders must provide written notice of nominations for new directors or proposals for new business to our Secretary not fewer than 30 days nor more than 60 days prior to the date of a meeting. If we provide less than 40 days notice of a meeting, this prior notice of the nomination to the board may be given to the Secretary up to 10 days following the day on which notice of the meeting is mailed to shareholders, even if that date is less than 30 days prior to the meeting. The information that must be included in the notice must comply with the requirements set forth in the articles of incorporation, as amended. Shareholders may propose additional matters for action at meetings by following similar procedures.
     Issuance of Additional Shares
     In the future, the authorized but unissued and unreserved shares of common stock will be available for general corporate purposes. The purposes may include, but are not limited to, possible issuance as stock dividends, in connection with mergers or acquisitions, under a cash dividend reinvestment or stock purchase plan, in a public or private offering, or pursuant to future employee benefit plans. Subject to the rules and regulations of the New York

Stock Exchange, generally, no stockholder approval would be required for the issuance of these additional shares, although certain transactions or employee benefit plans may otherwise be required to be approved by our shareholders.
     Restrictions on Acquisition of Common Stock and Anti-Takeover Provisions
Change in Bank Control Act and Savings Institution Holding Company and Provisions of Home Owners’ Loan Act
     Federal laws and regulations contain a number of provisions which restrict the acquisition of insured institutions, such as our wholly owned subsidiary, Flagstar Bank, and us, a savings institution holding company. The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more persons, may acquire control of a savings institution unless the OTS has been given 60 days prior written notice and the OTS does not issue a notice disapproving the proposed acquisition. In addition, certain provisions of the Home Owners’ Loan Act provide that no company may acquire control of a savings institution holding company without the prior approval of the OTS.
     Pursuant to applicable regulations, control of a savings institution or its holding company is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of a savings institution or its holding company or the ability to control the election of a majority of the directors of either entity. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or more than 25% of any class of stock, of a savings institution or its holding company, where one or more enumerated “control factors” are also present in the acquisition. The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings association, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.
     Michigan Anti-Takeover Statutes
     Michigan has enacted several statutes which impose restrictions on our acquisition. Chapter 7A of the Michigan Business Corporation Act (“MBCA”) is applicable to us. Subject to certain exceptions, Chapter 7A provides that a corporation shall not engage in any business combination with any “interested stockholder” (as defined below) unless an advisory statement is given by the board of directors and the combination is approved by a vote of at least 90% of the votes of each class of stock entitled to vote and at least two-thirds of the votes of each class of stock entitled to vote other than the voting shares owned by the interested stockholder. However, these statutory requirements do not apply if, prior to the date that an interested stockholder first becomes an interested stockholder, the board of directors by resolution approves or exempts such business combinations generally or a particular combination from the requirements of the MBCA. Furthermore, the voting requirement does not apply to a business combination if: (a) specified fair price criteria are met, as described below; (b) the consideration to be given to the stockholders is in cash or in the form the interested stockholder paid for shares of the same class or series; and (c) between the time the interested stockholder becomes an interested stockholder and before the consummation of a business combination the following conditions are met: (1) any preferred stock dividends are declared and paid on their regular date; (2) the annual dividend rate of stock other than preferred stock is not reduced and is raised if necessary to reflect any transaction which reduces the number of outstanding shares; (3) the interested stockholder does not receive any financial assistance or tax advantage from the corporation other than proportionally as a stockholder; (4) the interested stockholder does not become the beneficial owner of any additional shares of the corporation; and (5) at least five years have elapsed. An “interested stockholder” is generally defined to mean any person that: (a) is the owner of 10% or more of the outstanding voting stock of such corporation, or (b) is an affiliate of a corporation and was the owner of 10% or more of the outstanding voting stock of the corporation at any time within two years immediately prior to the relevant date.
     Chapter 7A’s fair price criteria include the following: (a) the aggregate amount of the cash and market value of the noncash consideration to be received by the holders of common stock is at least as much as the higher of (1) the highest price the interested stockholder paid for stock of the same class or series within the two-year period immediately prior to the announcement date of the combination proposal, and (2) the market value of stock of the same class or series on the announcement date or on the determination date; and (b) the aggregate amount of the cash and market value of the noncash consideration to be received by holders of stock other than common stock is at least as much as the highest of (1) the highest price the interested stockholder paid for the same class or series within the two-year period immediately prior to the announcement date of the combination proposal, (2) the highest preferential amount per share to which the holders of such stock are entitled in the event of any liquidation, dissolution, or winding up of the corporation, and (3) the market value of stock of the same class or series on the announcement date or on the determination date.
     Under certain circumstances, Chapter 7A may make it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a five-year period, although the stockholders may elect that we not be governed by this section, upon the affirmative vote of 90% of the outstanding voting shares and two-thirds of the shares not owned by the interested stockholder. Our stockholders have taken no action to exclude us from restrictions imposed under Chapter 7A of the MBCA and our articles of incorporation, as amended, include these provisions by reference. It is anticipated that the provisions of Chapter 7A may encourage companies interested in acquiring us to negotiate in advance with the board of directors.
     Certain Anti-Takeover Provisions in our Articles
     The following discussion is a general summary of certain provisions of our articles of incorporation and bylaws, each as amended, which may be deemed to have an “anti-takeover” effect. The description of these provisions is necessarily general and reference should be made in each case to our articles of incorporation and bylaws, each as amended, which are incorporated herein by reference.
     In addition to discouraging a takeover attempt which a majority of our stockholders might determine to be in their best interest or in which our stockholders might receive a premium over the current market prices for their shares, the effect of these provisions may render the removal of management more difficult. It is thus possible that incumbent officers and directors might be able to retain their positions (at least until their term of office expires) even though a majority of the stockholders desire a change.
     Availability of Preferred Stock
     Our articles of incorporation, as amended, authorize the issuance of up to 25,000,000 shares of preferred stock, which may be issued with rights and preferences that could impede an acquisition. This preferred stock, some of which we have yet to issue, together with authorized but unissued shares of common stock, could also represent additional capital stock required to be purchased by an acquirer. See “—Description of Preferred Stock.”
     Advance Notice Requirement for Nominations
     Our articles of incorporation, as amended, provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to our Secretary not fewer than 30 or more than 60 days in advance of the meeting. Management believes that it is in our and our stockholders’ best interests to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations should management determine that doing so is in the best general interest of stockholders.
     Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.
     Size of Board of Directors; Filling of Vacancies
     Our articles of incorporation, as amended, provide that the number of our directors (exclusive of directors, if any, to be elected by the holders of any to-be-issued shares of preferred stock) should not be fewer than seven or more than 15 as shall be provided from time to time in accordance with our bylaws, as amended.

     Additionally, the power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in our board of directors. The overall effect of such provisions may be to prevent a person or entity from immediately acquiring control of us through an increase in the number of our directors and election of his, her or its, nominees to fill the newly created vacancies.
     Amendment of Bylaws
     Our articles of incorporation, as amended, provide that our bylaws may be amended by the affirmative vote of either a majority of our board of directors or the holders of at least a majority of the outstanding shares of our stock entitled to vote generally in the election of directors (the same shareholder voting requirement as specified in the MBCA). Our bylaws, as amended, contain numerous provisions concerning its governance, such as fixing the number of directors and determining the number of directors constituting a quorum. By reducing the ability of a potential corporate raider to make changes in our bylaws and to reduce the authority of our board of directors or impede its ability to manage the company, this provision of our articles of incorporation, as amended, could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through bylaw amendments is an important element of the takeover strategy of the acquirer.
     Benefit Plans
     In addition to the provisions of our articles of incorporation and bylaws, each as amended, described above, certain of our and the Bank’s benefit plans contain provisions that also may discourage hostile takeover attempts which our board of directors and the Bank might conclude are not in our, our Bank’s or our stockholders’ best interests.
USE OF PROCEEDS
     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes.
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
     The following table sets forth our ratios of consolidated earnings to fixed charges and preference dividends for the periods indicated:

	Three-
	Months
	Ended
	March 31,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	(1)	(1)	(1)	1.46	1.59	2.28
Including interest on deposits	(1)	(1)	(1)	1.20	1.27	1.65

(1)	Earnings were insufficient to meet fixed charges and preferred stock dividends by approximately $423.4 million and $58.8 million for the years ended December 31, 2008 and 2007, respectively, and $96.1 million for the three-month period ended March 31, 2009.

          We did not pay preferred stock dividends during the calendar years shown and no shares of our Treasury preferred stock, or any other class of preferred stock, were paid dividends during the calendar years shown; however, dividends were accrued on our Treasury preferred stock during the three month period ended March 31, 2009 in the amount of $2.9 million. A payment of $3.9 million was made on May 15, 2009, which covered January 30, 2009 through May 14, 2009.
          For the purpose of computing the consolidated ratio of earnings to fixed charges, “earnings” consist of income before income taxes and extraordinary items plus fixed charges. “Fixed charges” consist of interest on short-term and long-term debt and where indicated, interest on deposits. For the three months ended March 31, 2009, fixed charges also includes preferred stock dividends. We did not pay any preferred stock dividends prior to 2009. The ratios are based solely on historical financial information, and no pro forma adjustments have been made thereto.
PLAN OF DISTRIBUTION
          The terms of any offering of the securities described in this prospectus will be set forth in the applicable prospectus supplement. We may, from time to time, use this prospectus and the applicable prospectus supplement to sell all or a portion of our securities offered by this prospectus. These sales and transfers of our common stock may be effected from time to time in one or more transactions through the NYSE, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. We may sell the securities offered in this prospectus:
•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to our stockholders; or

•	through a combination of any of these methods of sale.
          In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities offered in this prospectus from time to time in one or more transactions either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
          We will describe the method of distribution of the securities in the prospectus supplement.
          We may directly solicit offers to purchase the securities offered in this prospectus. Agents that we designate from time to time may also solicit offers to purchase the securities offered in this prospectus. The applicable prospectus supplement will set forth the name of any agent that we designate, that is involved in the offer or sale of the securities offered in this prospectus and who may be deemed to be an “underwriter” as that term is defined in the Securities Act, and any commissions payable by us to an agent named in the prospectus supplement will also be disclosed in that prospectus supplement.
          If we utilize a dealer in selling the securities offered in this prospectus, we will sell those securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell those offered securities to the public at varying prices to be determined by that dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.
          If we utilize an underwriter or underwriters in the offer and sale of the securities described in this prospectus, we will name each underwriter that is to be utilized in the applicable prospectus supplement, which will be used by each underwriter to make resales of the securities offered in this prospectus. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Also, underwriters may receive warrants as additional underwriting compensation.
          Underwriters may also sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement, as well as any warrants received by them as additional underwriting compensation. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
          Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.
          If so indicated in the prospectus supplement, we will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.
          Our common stock is traded on the NYSE under the symbol “FBC.” Our preferred stock is not listed on an exchange, and, if applicable, the applicable prospectus supplement will set forth whether or not we intend to list our preferred stock on an exchange.
EXPERTS
          Our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, have been audited by Baker Tilly Virchow Krause, LLP (f/k/a Virchow, Krause & Company, LLP), independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS
          The validity of the securities offered by this prospectus has been passed upon for us by the law firm of Kutak Rock LLP, Washington, DC.

     The only sources of information given to you by us about your investment decision are this prospectus, any applicable prospectus supplement and any documents referred to in this prospectus or the applicable prospectus supplement. We did not authorize anyone to give you any other information about your investment decision.
     This prospectus is not an offer to sell securities and is not meant to induce the sale of securities if it would violate state law. If the persons who are trying to offer the securities for sale, or the persons who receive those offers for sale are prohibited from doing so under state law, this prospectus is not meant to induce sale of the securities described in this prospectus.
PREFERRED STOCK
COMMON STOCK

PROSPECTUS
                    , 2009

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following are the expenses to be incurred by the registrant in connection with the issuance and registration of the securities being registered. All amounts set forth below, except the Securities and Exchange Commission registration fee, are estimated.

SEC registration fee	$9,319
Accounting fees	10,000
Legal fees	100,000
Printing, engraving expenses	5,000
Other	681

Total	$125,000

Item 15. Indemnification of Directors and Officers.
          Flagstar Bancorp, Inc.’s (the “Company”) Amended and Restated Articles of Incorporation, as amended, contain a provision, authorized by the Michigan Business Corporation Act (“MBCA”), and designed to eliminate in certain circumstances the personal liability of directors for monetary damages to Flagstar or its stockholders for breach of their fiduciary duty as directors. This provision, however, does not limit the liability of any director who breached his or her duty of loyalty to the Company or its stockholders, failed to act in good faith, obtained an improper personal benefit or paid a dividend or approved a stock repurchase or redemption or approved a loan that was prohibited under Michigan law. This provision will not limit or eliminate the rights of the Company or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s duty of care. In addition, this provision applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability unrelated to his fiduciary duty of care or from a violation of statutory law such as certain liabilities imposed on a director under the federal securities laws.
          The Company’s Amended and Restated Articles of Incorporation, as amended, and Sixth Amended and Restated Bylaws also provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the MBCA. Under the provisions of the MBCA, any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if our board of directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or our shareholders.
          Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of the Company or of the Company’s subsidiaries and the Company’s officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at the Company’s or its subsidiaries’ request.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants as disclosed above, each registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.
          (a) The exhibits filed as a part of this registration statement are listed below:

Exhibit
Number	Description

+1.1	Form of Underwriting Agreement for Preferred Stock.

+1.2	Form of Underwriting Agreement for Common Stock.

4.1	Amended and Restated Articles of Incorporation of the Company, as amended (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated May 29, 2009, and incorporated herein by reference).

4.2	Certificate of Designation of Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, Series A of the Company (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated as of May 20, 2008, and incorporated herein by reference).

4.3	Certificate of Designation of Convertible Participating Voting Preferred Stock, Series B of the Company (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated as of February 2, 2009, and incorporated herein by reference).

4.4	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series C (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated January 30, 2009, and incorporated herein by reference).

4.5	Sixth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated May 29, 2009 and incorporated herein by reference).

+4.6	Form of Certificate of Designations of Preferred Stock.

+4.7	Form of Preferred Stock Certificate.

+4.8	Form of Stock Purchase Agreement.

#5.1	Opinion of Kutak Rock LLP (Legality).

#12.1	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.

#23.1	Consent of Baker Tilly Virchow Krause, LLP (f/k/a Virchow, Krause & Company, LLP).

#23.2	Consent of Kutak Rock LLP (included in Exhibit 5.01).

#24.1	Power of Attorney (included on page II-6).

#	Filed herewith.

+	To be filed as an exhibit to a current or periodic report that the registrant files and incorporates by reference or by post-effective amendment.
Item 17. Undertakings.
          (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of each undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of each undersigned registrant or used or referred to by each undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about each undersigned registrant or its securities provided by or on behalf of each undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by each undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, Flagstar Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 24, 2009.

FLAGSTAR BANCORP, INC.
(Registrant)

By:	/s/ Mark T. Hammond
Mark T. Hammond, Vice-Chairman, President and
Chief Executive Officer (Authorized Officer)

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned whose signatures appear below hereby constitute and appoint Thomas J. Hammond and Mark T. Hammond, and each of them, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 is signed on behalf of Flagstar Bancorp, Inc. by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE

By:	/s/ THOMAS J. HAMMOND Thomas J. Hammond	Chairman of the Board	June 24, 2009

By:	/s/ MARK T. HAMMOND Mark T. Hammond	Vice Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	June 24, 2009

By:	/s/ PAUL D. BORJA Paul D. Borja	Executive Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2009

By:		Director
David J. Matlin

By:	/s/ MARK PATTERSON	Director	June 24, 2009
Mark Patterson

By:	/s/ GREGORY ENG	Director	June 24, 2009
Gregory Eng

By:	/s/ JAMES D. COLEMAN	Director	June 24, 2009
James D. Coleman

By:	/s/ LESLEY GOLDWASSER	Director	June 24, 2009
Lesley Goldwasser

By:	/s/ DAVID L. TREADWELL	Director	June 24, 2009
David L. Treadwell

By:		Director
B. Brian Tauber

By:	/s/ JAY J. HANSEN	Director	June 24, 2009
Jay J. Hansen

By:		Director
Walter N. Carter

Exhibit Index

Exhibit
Number	Description

+1.1	Form of Underwriting Agreement for Preferred Stock.

+1.2	Form of Underwriting Agreement for Common Stock.

4.1	Amended and Restated Articles of Incorporation of the Company, as amended (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated May 29, 2009, and incorporated herein by reference).

4.2	Certificate of Designation of Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, Series A of the Company (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated as of May 20, 2008, and incorporated herein by reference).

4.3	Certificate of Designation of Convertible Participating Voting Preferred Stock, Series B of the Company (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated as of February 2, 2009, and incorporated herein by reference).

4.4	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series C (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated January 30, 2009, and incorporated herein by reference).

4.5	Sixth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated May 29, 2009 and incorporated herein by reference).

+4.6	Form of Certificate of Designations of Preferred Stock.

+4.7	Form of Preferred Stock Certificate.

+4.8	Form of Stock Purchase Agreement.

#5.1	Opinion of Kutak Rock LLP (Legality).

#12.1	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.

#23.1	Consent of Baker Tilly Virchow Krause, LLP (f/k/a Virchow, Krause & Company, LLP).

#23.2	Consent of Kutak Rock LLP (included in Exhibit 5.01).

#24.1	Power of Attorney (included on page II-6).

#	Filed herewith.

+	To be filed as an exhibit to a current or periodic report that the registrant files and incorporates by reference or by post-effective amendment.